UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2014

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

435 Devon Park Drive, Suite 100, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 23, 2014, Escalon Medical Corp.("Company") held its Annual Meeting of Shareholders (the "Meeting"). At the Meeting, shareholders elected as Class III directors of the Company Richard J. DePiano, Sr. with 2,196,385 votes for and 54,769 votes withheld and C. Sean Closkey with 2,178,947 votes for and 63,207 votes withheld. There were 4,301,500 broker non-votes with respect to the proposal for the election of directors. A broker non-vote occurs when the broker has not received instructions from the underlying holder and lacks the discretionary power to vote the shares.

The shareholders also ratified Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for the fiscal year ended June 30, 2015 by a vote of 6,154,934 for, 268 for against and 91,507 abstained.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

December 30, 2014	By:	Richard J. DePiano, Jr.

Name: Richard J. DePiano, Jr.
Title: CEO